As filed with the Securities and Exchange Commission on September 10, 2008

Registration No. 333-147135

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3 to

FORM S-1

Registration Statement

Under

The Securities Act of 1933

VeriSign, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7372	94-3221585
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

VeriSign, Inc.

487 E. Middlefield Road

Mountain View, California 94043

(650) 961-7500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

D. James Bidzos

Interim President and Chief Executive Officer

VeriSign, Inc.

487 E. Middlefield Road

Mountain View, California 94043

(650) 961-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Richard H. Goshorn, Esq. Senior Vice President, General Counsel VeriSign, Inc. 21355 Ridgetop Circle Dulles, Virginia 20166 (703) 948-3200	David Lopez, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☒            Accelerated filer  ☐            Non accelerated filer  ☐            Smaller reporting company  ☐

This post-effective amendment no. 3 to the registration statement removes from registration any of the securities that remain unsold as of the date of the filing of this post-effective amendment no. 3 to the registration statement. The registrant was obligated to maintain the effectiveness of this registration statement until all the securities offered hereby were eligible for resale pursuant to Rule 144(k) or any successor provision under the Securities Act of 1933, as amended. Because the securities covered hereby are eligible for resale pursuant to Rule 144(k) or a successor provision, the registrant hereby removes these securities from registration. The registration is hereby terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 10th day of September, 2008.

VERISIGN, INC.

By:	/s/ D. James Bidzos
D. James Bidzos Interim President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. James Bidzos D. James Bidzos	Interim President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 10, 2008

/s/ Brian G. Robins Brian G. Robins	Acting Chief Financial Officer (Principal Financial and Accounting Officer)	September 10, 2008

* William L. Chenevich	Director	September 10, 2008

* Kathleen A. Cote	Director	September 10, 2008

* Roger H. Moore	Director	September 10, 2008

* John D. Roach	Director	September 10, 2008

* Louis A. Simpson	Director	September 10, 2008

* Timothy Tomlinson	Director	September 10, 2008

*By:	/s/ Richard H. Goshorn Richard H. Goshorn	Attorney-in-Fact